UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2009

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27792	56-1930691
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File No.)	Identification Number)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 19, 2009, COMSYS IT Partners, Inc. (the “Company”) reported via press release its results of operations for its fourth quarter ended December 28, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Exhibit 99.1 discloses certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. Additionally, our Debt to EBITDA ratio affects the interest rates we pay on our credit agreements. However, these measures should be considered in addition to, and not as a substitute, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2009, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved 2008 bonus payments to the named executive officers identified below under the Company’s annual incentive plan. As previously reported, the Committee revised the 2008 performance target on October 1, 2008, and replaced the annual EBITDA target set at the beginning of the year with a revised second half EBITDA target. The Committee also lowered 2008 bonus targets, expressed as a percentage of base salary, for the named executives by 50%. The 2008 bonus payments will be paid in the first quarter of fiscal 2009 as follows: Larry L. Enterline, $187,500; Amy Bobbitt, $62,500; Michael H. Barker, $105,000; Ken R. Bramlett, Jr., $69,181; and David L. Kerr, $72,922.
The Committee also made several decisions regarding the Company’s 2009 executive compensation. At management’s recommendation, the Committee determined that no increases in base salaries would be made for the executive officers for 2009. Additionally, the Committee approved reductions in target bonus percentages for the executives of 50% each. As a result of these reductions, the target bonuses, expressed as a percentage of base salary, for the named executives for 2009 will be as follows: Larry L. Enterline, 37.5%; Amy Bobbitt, 25%; Michael H. Barker, 30%; Ken R. Bramlett, Jr., 25%; and David L. Kerr, 25%.
Item 7.01. Regulation FD Disclosure
Representatives of the Company intend to make a presentation on February 26, 2009, at the Robert W. Baird 2009 Business Services Conference in Boston, Massachusetts. Such presentation will provide an overview of the Company, including its financial position and business initiatives, and will address industry trends. On February 26, 2009, the slide presentation materials will be available for viewing in the Investor Relations section of the Company’s website at www.comsys.com. The Company does not undertake to update the information posted on its website.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated February 19, 2009
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: February 19, 2009	By: Name:	/s/ Amy Bobbitt Amy Bobbitt
	Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated February 19, 2009